Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Prospectus Summary—Summary Consolidated Financial and Operating Data,” “Selected Consolidated Financial and Operating Data” and “Experts” and to the use of our report dated February 18, 2005, in Amendment No. 3 to the Registration Statement on Form F-1 and related Prospectus of Watchdata Technologies Ltd. dated April 14, 2005.

/S/    Ernst & Young

Ernst & Young

Hong Kong

April 14, 2005